Exhibit 4.5(e)

FIFTH AMENDMENT

FIFTH AMENDMENT (this “Amendment”), dated as of April 23, 2004, among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the “Borrower”), the lending institutions from time to time party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 9, 2001 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.              Amendment to Credit Agreement.

1.             Section 4.02(e) of the Credit Agreement is hereby amended by deleting in its entirety the following text appearing in the first proviso to said Section 4.02(e):

“(other than cash proceeds received from the Specified Asset Sales which shall be applied as provided above in this Section 4.02(e) without regard to this proviso)”.

II.            Miscellaneous Provisions.

1.             In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a)           no Default or Event of Default exists on and as of the Fifth Amendment Effective Date, after giving effect this Amendment; and

(b)           all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Fifth Amendment Effective Date, after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.             This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.             This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.             This Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

6.             From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

THE MANITOWOC COMPANY, INC.

By	/s/ Carl J. Laurino
Name: Carl J. Laurino
	Title:	Senior Vice President and Chief
Financial Officer

DEUTSCHE BANK TRUST COMPANY
AMERICAS (f/k/a Bankers Trust Company),
Individually and as Administrative Agent

By	/s/ Diane F. Rolfe
Name: Diane F. Rolfe
Title: Vice President